BLUCORA, INC. 8-K

EXHIBIT 99.1

Blucora President and Chief Executive Officer Sends Annual Letter to Stockholders

DALLAS, January 20, 2022 -- Blucora, Inc. (NASDAQ: BCOR) today released the following letter to stockholders.

Dear Fellow Stockholder –

I am writing to provide an update on the progress we are making at Blucora and the opportunities for the Company we see ahead.

We began 2021 with a new management team and refreshed board of directors, keenly focused on executing a refined strategy to achieve long-term, sustainable and profitable growth while exploring all approaches to creating value for our shareholders.

I am happy to report that we have achieved measurable improvements over the last year in our two tax-focused businesses – TaxAct, a provider of full featured value-priced tax preparation software, and Avantax, a tax-focused wealth manager. We are seeing strong momentum in each business, and our outlook is positive for 2022 and beyond.

In 2021, we achieved a number of important milestones:

•	We accelerated our top-line growth trajectory while delivering meaningful profit growth. Total revenue rose 15% to $862 million, net income improved by over $250 million and adjusted EBITDA grew 57% to $145 million (1), for the 12 months ended September 30, 2021, versus the prior period.
•	Avantax total client assets reached $87 billion as of September 30, 2021, up $10.5B from just a year earlier. As of September 30, 2021, Avantax had $39.8 billion in Advisory Assets, representing 45% of total assets, a record for the business.
•	TaxAct served more than 5.5 million end consumers either directly or through our 24,500 tax professional users. This represents a 5% year-over-year increase.
•	Our satisfaction scores continued to improve with net promoter scores (NPS) for TaxAct consumer up an additional 1.5 points on top of the prior season’s historical high because of our continued investments in product and user experience. Our fall 2021 financial professional satisfaction survey results improved by 20 percentage points since spring 2021 and 33 percentage points since fall 2020.
•	Our employee engagement scores continued to see improvement with an additional 12% increase versus 2020.

At TaxAct, our marketing and partnership advancements has led to our improved outlook for the 2021 Tax Season. As reported in November 2021, our preliminary guidance for Tax Year 2021 has us expecting to grow unit share as well as generate top-line growth of between 14% and 18% from the mid-point of our 2021 full-year guidance and segment operating income of between $98 and $106 million, which would be a record for the tax software segment. These results would deliver 2022 figures approaching our 2024 guidance numbers for the segment.

In Avantax, our purposeful focus on financial professional and end-client experience is driving satisfaction gains across a number of the key metrics we track for the business. Combined with our improvements in recruited assets and consistent performance on asset growth amongst existing financial professionals, we are confident we will have positive net new assets in 2022. With approximately $2 billion of assets acquired into Avantax’s in-house RIA in 2021, and the continued shift of assets to advisory, we are seeing a positive shift toward higher ROA.

We have more work to do, both in our execution and in gaining recognition by the stock market for our positive momentum, but we achieved our major 2021 performance milestones, which we believe will position us for success in 2022 and beyond.

We raised our full-year 2021 guidance again in November, with the midpoint of our outlook for net income greatly improved versus 2020 and the midpoint of our Adjusted EBITDA outlook exceeding both 2020 and 2019 (1), which was a record year for Blucora. And, as our customer base continues to grow, we expect our full-year revenue to also be a new record for the Company. On the basis of this confidence, the Board of Directors increased our share buyback authorization in December 2021, bringing the total authorized repurchases under the program to $100 million. The higher likelihood of Fed Funds Rate increases in 2022 provides even greater confidence in our ability to deliver record full-year revenue in 2022.

Our progress is supported by extensive Board involvement including actively helping refine the strategy for the Company and ensuring that execution of that strategy is the best way for us to create value. Our Board met dozens of times in 2021, received thoughtful input from a number of independent advisors and deliberated carefully over the future of the Company and business. These discussions were aided immensely by the presence of our four new directors – each added since the beginning of 2020 – who have deep industry expertise as well as wealth management, tax, turnaround, M&A and technology experience. We believe that through our differentiated strategy, there is significant value to be created by continuing to grow both TaxAct and Avantax and leveraging the crossover benefits between these two businesses. Together, they offer market-leading, tax-focused products and services combining wealth management and tax preparation.

It is very important to recognize that the successes of the past year were made possible through the hard work and dedication of our employees and Financial Professionals. It was a joy to see our people and our affiliates reconnect in the office and at multiple events throughout the year, rekindling old relationships and making new ones. As we hopefully see the tail end of the pandemic, we look forward to many more chances to interact in person in 2022.

On behalf of the entire Blucora team, thank you for your confidence in our future and your support as we begin an exciting 2022. I wish you and your families a safe and healthy year.

Best,

Chris Walters

(1) Non-GAAP financial measure. See reconciliations of all non-GAAP to GAAP measures presented in this letter in the tables below.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management and Avantax Planning Partners brands, with a collective $87 billion in total client assets as of September 30, 2021 and (ii) tax software, through its TaxAct business, a market leader in tax software with approximately 3 million consumer users and approximately 24,500 professional users in 2021. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Blucora Investor Relations
Dee Littrell (972) 870-6463
IR@Blucora.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “future,” “will,” “projects,” “predicts,” “potential,” “continues,” “target,” “outlook,” “guidance” and similar expressions and variations. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industries; our ability to attract and retain financial professionals, qualified employees, clients, and customers, as well as our ability to provide strong customer/client service; the impact of the COVID-19 pandemic on our results of operations and our business, including the impact of the resulting economic and market disruption, the extension of tax filing deadlines and other related government actions; our ability to retain employees and acquired client assets following acquisitions; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; any downgrade of our credit ratings; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties, or disgorgement, associated with our business being subjected to regulatory inquiries, investigations, or initiatives including those of the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; the compromising of confidentiality, availability or integrity of information, including cyberattacks; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation software industries; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our beliefs and expectations regarding the seasonality of our business; our assessments and estimates that determine our effective tax rate; our ability to protect our intellectual property and the impact of any claim that we have infringed on the intellectual property rights of others; and the effects on our business of actions of activist stockholders. A more detailed description of these and certain other factors that could affect actual results is included in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

Adjusted EBITDA Reconciliation(1)
(Unaudited) (Amounts in thousands)

	12 months ended September 30,
	2021	2020
Net income (loss)(2)	$(19,249)	$(274,727)
Stock-based compensation	18,345	12,356
Depreciation and amortization of acquired intangible assets	42,786	41,749
Other loss, net	32,120	28,619
Acquisition and integration—Excluding change in the fair value of acquisition-related contingent consideration	12,016	26,806
Acquisition and integration—Change in the fair value of acquisition-related contingent consideration	28,800	—
Impairment of goodwill and an intangible asset	—	270,625
Executive transition costs	476	10,225
Headquarters relocation costs	—	1,863
Contested proxy and other legal and consulting costs	7,293	—
Income tax (benefit) expense	22,014	(25,347)
Adjusted EBITDA	$144,601	$92,169

Adjusted EBITDA Reconciliation(1)
(Unaudited) (Amounts in thousands)

	Years Ended December 31,
	2020	2019
Net income (loss)(2)	$(342,755)	$48,148
Stock-based compensation	10,066	16,300
Depreciation and amortization of acquired intangible assets	39,907	44,208
Other loss, net	31,304	16,915
Acquisition and integration—Excl. Change in fair value of acquisition-related contingent consideration	22,785	25,763
Acquisition and integration—Change in fair value of acquisition-related contingent consideration	8,300	—
Impairment of goodwill and an intangible asset	270,625	50,900
Executive transition costs	10,701	—
Headquarters relocation costs	1,863	—
Income tax (benefit) expense	42,331	(65,054)
Adjusted EBITDA	$95,127	$137,180

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1)   We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, other loss, net, acquisition and integration costs, impairment of goodwill, executive transition costs, headquarters relocation costs, contested proxy and other legal and consulting costs, and income tax expense. Other loss, net primarily consists of interest expense, net and non-capitalized debt issuance expenses. Acquisition and integration costs primarily relate to the HKFS Acquisition and 1st Global Acquisition. Impairment of goodwill relates to the impairment of our Wealth Management reporting unit goodwill in the first quarter of 2020. Executive transition costs relate to the departure of certain Company executives in the first quarter of 2020. Headquarters relocation costs relate to the process of moving from our Dallas and Irving offices to our new headquarters.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income (loss) as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, gain on the sale of a business, acquisition and integration costs, impairment of goodwill, executive transition costs, headquarters relocation costs, contested proxy and other legal and consulting costs, non-capitalized debt issuance expenses, the related cash tax impact of those adjustments, and non-cash income tax (benefit) expense. We exclude the non-cash portion of income tax expense because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will be utilized or expire between 2021 and 2024. Gain on the sale of a business relates to the disposition of SimpleTax in 2019 and the subsequent working capital adjustment in the third quarter of 2020. Non-capitalized debt issuance expense relates to the expense recognized as a result of the Term Loan increase in the third quarter of 2020.

We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income (loss) and non-GAAP net income (loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income (loss) per share. Other companies may calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share differently, and, therefore, our non-GAAP net income (loss) and non-GAAP net income (loss) per share may not be comparable to similarly titled measures of other companies.

(2)   As presented in the condensed consolidated statements of operations (unaudited).